Exhibit 99.1

[Logo Omitted]

FOR IMMEDIATE RELEASE:	CONTACT:

VALHI, INC. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697	Bobby D. O'Brien Vice President (972) 233-1700

PRESS RELEASE

VALHI DECLARES QUARTERLY DIVIDEND

     DALLAS, TEXAS . . . February 26, 2004 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of six cents ($0.06) per share on its common stock, payable on March 31, 2004 to stockholders of record at the close of business on March 11, 2004.

     Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and security products), titanium metals products and waste management industries.

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